                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant / /
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                           RAYONIER INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                                          CORPORATE HEADQUARTERS

[LOGO]

                                                                  March 29, 2000

Dear Shareholder:

    Enclosed are the Notice of Annual Meeting and Proxy Statement for the 2000 Annual Meeting of Rayonier Shareholders.

    As has been the case with our previous Annual Meetings, this meeting is intended to be business only. The one formal item on the agenda will be the tabulation and report of proxies and ballots for the election of three directors. We expect to have no other agenda items and will make no presentations. The accompanying Notice of Annual Meeting and Proxy Statement provides information required by applicable laws and regulations, including pertinent information about each nominee for election as director.

    We urge you to complete and return the enclosed proxy as promptly as possible. Your vote is important.

                                          Sincerely yours,

                                          [LOGO]

                                          W. L. NUTTER

                                          CHAIRMAN, PRESIDENT AND CHIEF
                                          EXECUTIVE OFFICER

        Rayonier Inc.    -    50 North Laura Street    -    Jacksonville, FL
                                   32202

              Telephone (904) 357-9100    -    Fax (904) 357-9101

                                                          CORPORATE HEADQUARTERS

[LOGO]

                            NOTICE OF ANNUAL MEETING

                                                                  March 29, 2000

    Notice is hereby given that the 2000 Annual Meeting of the Shareholders of Rayonier Inc., a North Carolina corporation, will be held at the Omni Jacksonville Hotel, 245 Water Street, Jacksonville, Florida on Thursday, May 18, 2000 at 4:00 P.M., local time, for the following purposes:

        1. to elect three directors of Class III; and

        2. to act upon such other matters as may properly come before the meeting.

    Shareholders of record at the close of business on March 20, 2000 will be entitled to vote at the meeting.

                                          [LOGO]

                                          JOHN B. CANNING

                                          CORPORATE SECRETARY

SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE SELF-ADDRESSED ENVELOPE (WHICH IS POSTAGE-PAID FOR SHAREHOLDERS IN THE UNITED STATES, CANADA, AND UNITED KINGDOM) WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING. A SHAREHOLDER MAY NEVERTHELESS VOTE IN PERSON IF HE OR SHE DOES ATTEND.

        Rayonier Inc.    -    50 North Laura Street    -    Jacksonville, FL
                                   32202

              Telephone (904) 357-9100    -    Fax (904) 357-9101

[LOGO]

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                             THURSDAY, MAY 18, 2000

    This Proxy Statement and accompanying proxy are being mailed to shareholders of Rayonier Inc. ("Rayonier" or the "Company") commencing March 29, 2000 in connection with the solicitation of proxies by Rayonier for the 2000 Annual Meeting of Shareholders to be held at the Omni Jacksonville Hotel, 245 Water Street, Jacksonville, Florida on Thursday, May 18, 2000 at 4:00 P.M. or at any adjournment thereof (the "Annual Meeting"). The enclosed proxy is solicited on behalf of the Board of Directors of Rayonier.

    When your proxy is returned properly executed, the shares it represents will be voted in accordance with your specifications. If you sign and return your proxy but do not specify any choices you will thereby confer discretionary authority for your shares to be voted as recommended by the Board of Directors. The proxy also confers discretionary authority on the individuals named therein to vote the shares on any matter that was not known by the Board of Directors on the date of this Proxy Statement but is properly presented at the Annual Meeting.

    Your vote is important, and the Board of Directors urges you to exercise your right to vote.

    The directors shall be elected by a plurality of the votes cast at the Annual Meeting in person or by proxy by shareholders entitled to vote on the matter. Other matters voted on at the Annual Meeting shall be determined by a majority of votes cast at the Annual Meeting in person or by proxy by shareholders entitled to vote on the matter. Votes withheld, abstentions and broker non-votes on returned proxies and ballots are not considered votes cast and shall be counted as neither for nor against a matter or nominee, but the shares represented by such a withheld vote, abstention or broker non-vote shall be considered present at the Annual Meeting for quorum purposes.

    Whether or not you plan to attend the meeting, you can assure that your shares are voted by completing, signing, dating and returning the enclosed proxy. You may revoke your proxy at any time before it is exercised by giving written notice to John B. Canning, Corporate Secretary of Rayonier, by submitting a subsequently dated proxy or by attending the meeting, withdrawing the proxy, and voting in person.

    Each of the 27,358,763 outstanding Rayonier Common Shares ("Common Shares") outstanding at the close of business on March 20, 2000 is entitled to one vote at the Annual Meeting. The presence in person or by proxy of shareholders holding a majority of the outstanding Common Shares will constitute a quorum for the transaction of business at the Annual Meeting.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

    The following table shows as of December 31, 1999 the beneficial ownership of persons known to Rayonier to be the beneficial owners of more than five percent of the Common Shares, the only outstanding voting securities.

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER                              OWNERSHIP       % OF CLASS(A)
------------------------------------                          -----------------   -------------
Southeastern Asset Management, Inc..........................     5,701,000(b)         20.8%
  6075 Poplar Ave., Suite 900
  Memphis TN 38119

The Prudential Insurance Company of America.................     2,506,654(c)          9.1%
  751 Broad Street
  Newark NJ 07102-3777

Tweedy, Browne Company LLC..................................     1,705,100(d)          6.2%
TBK Partners, L.P.
  Vanderbilt Partners, L.P.
  52 Vanderbilt Avenue
  New York, NY 10017

---------

(a) Based on 27,407,094 total Common Shares outstanding at December 31, 1999.

(b) Holdings as of December 31, 1999 as reported to the Securities and Exchange Commission ("SEC") on Schedule 13G dated February 4, 2000. This filing was made by Southeastern Asset Management, Inc. ("Southeastern"), Longleaf Partners Fund, Longleaf Partners Realty Fund and Mr. O. Mason Hawkins ("Hawkins"), Chairman of the Board and C.E.O. of Southeastern. According to this filing, of the 5,701,000 shares referred to above, Southeastern has (i) sole voting power as to 2,095,600 shares; (ii) no voting power as to 505,400 shares; (iii) sole dispositive power as to 2,601,000 shares; and (iv) shared voting power and shared dispositive power as to 3,100,000 shares. The 3,100,000 shares referred to in (iv) consist of 2,900,000 shares (representing 10.6 percent of Rayonier's total outstanding Common Shares at December 31, 1999) owned by Longleaf Partners Fund and 200,000 shares owned by Longleaf Partners Realty Fund, both of which funds are series of Longleaf Partners Fund Trust, an open-end management investment company registered under the Investment Company Act of 1940. The report indicates that all of the securities covered thereby are owned legally by Southeastern's investment advisory clients and that none are owned directly or indirectly by Southeastern. The report also indicates that Hawkins is identified as a filing person in the event he could be deemed to be a controlling person of Southeastern as the result of his official positions with Southeastern or ownership of its voting securities. The existence of such control is expressly disclaimed. Both Southeastern and Hawkins disclaim beneficial ownership of any of the securities covered by the filing pursuant to SEC Rule 13d-4. Finally, the report indicates that the shares were acquired in the ordinary course of business and not with the purpose or effect of changing or influencing control of Rayonier and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

(c) Holdings as of December 31, 1999 as reported to the SEC on Schedule 13G dated January 31, 2000. According to this filing, of the 2,506,654 shares referred to above, The Prudential Insurance Company of America ("Prudential") has (i) sole voting power and sole dispositive power as to 17,500 shares and (ii) shared voting power and shared dispositive power as to 2,489,154 shares. The report further indicates that all of the shares covered by the filing are held by Prudential for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. The report states that Prudential is reporting the combined holdings of these entities for the purpose of administrative convenience and that the filing of the report should not be construed as an admission that Prudential is, for the purposes of Section 13 or 16 of the Securities Exchange Act of 1934, the beneficial owner of these shares. Finally, the report indicates that the shares were acquired in the ordinary course of business and not with the purpose or effect of changing or influencing control of Rayonier and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

(d) Holdings as of July 21, 1998 as reported to the SEC on Schedule 13D dated such date. According to this filing, Tweedy, Browne Company LLC ("TBC"), a broker-dealer and investment adviser registered with the Securities and Exchange Commission, has sole voting power over 1,448,045 such shares and shared dispositive power over 1,519,800 such shares, TBK Partners, L.P. ("TBK") has sole voting and dispositive power over 165,300 such shares, and Vanderbilt Partners, L.P. ("Vanderbilt") has sole voting and dispositive power over 20,000 such shares. TBC, TBK and Vanderbilt disclaim membership in a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, and each disclaims beneficial ownership of Common Shares held by the others. The report states that the shares were acquired for investment purposes and not one of the reasons enumerated in Item 4 of
    Schedule 13D, except that from time to time TBC, TBK and Vanderbilt intend to acquire additional Common Shares, depending upon price and market conditions, evaluation of alternative investments and other factors, and may dispose of all or some of their respective shares. A Schedule 13D must be promptly amended if any material change occurs in the facts set forth, including any increase or decrease of 1 percent of the class beneficially owned.

    The table set forth below gives information concerning Common Shares beneficially owned as of March 3, 2000 by (a) each of the Company's directors,
(b) each of the individuals who was one of the Company's five highest paid executive officers in 1999 and (c) all directors and executive officers as a group. All Common Shares in the table below are owned directly by the individual concerned unless otherwise indicated:

                                                BENEFICIAL OWNERSHIP
                          ----------------------------------------------------------------
                                                                                  (5)           (6)
                                                     (3)                         SUM OF        TOTAL
                                                    COLUMN          (4)       COLUMNS (2)      STOCK
          (1)                  (2)                  (2) AS       EXERCIS-      AND (4) AS      BASED
   NAME OF BENEFICIAL     COMMON SHARES            PERCENT      ABLE STOCK     PERCENT OF    HOLDINGS
         OWNER                OWNED                OF CLASS     OPTIONS (A)    CLASS (B)        (C)
   ------------------     -------------          ------------   -----------   ------------   ---------
W. Lee Nutter...........     118,782(d)(e)       less than 1%     177,217             1.1%     375,491
Rand V. Araskog.........     105,451                        "           0     less than 1%     105,451
Ronald M. Gross.........     120,330                        "     310,841             1.6%     431,171
Paul G. Kirk Jr.........       2,641                        "           0     less than 1%       2,641
Katherine D. Ortega.....       2,700                        "           0                "       2,700
Burnell R. Roberts......       3,000                        "           0                "       3,000
Carl S. Sloane..........       1,900                        "           0                "       1,900
Nicholas L.
  Trivisonno............       2,500                        "           0                "       2,500
Gordon I. Ulmer.........       4,000                        "           0                "       4,000
William S. Berry........      25,924(d)                     "      96,098                "     160,022
Gerald J. Pollack.......      14,367(d)                     "      44,005                "      96,039
John P. O'Grady.........      20,349(d)                     "      58,333                "     116,349
William A. Kindler......       6,894(d)                     "      32,166                "      66,394
Directors and executive
  officers as a group
  (15 persons)..........     428,019(d)(e)               1.6%     731,160             4.2%   1,400,805

---------

(a) Pursuant to regulations of the SEC, shares receivable by directors and executive officers upon exercise of employee stock options exercisable within 60 days after March 3, 2000 are deemed to be beneficially owned by such directors and executive officers at said date.

(b) The calculation of percentage ownership for each individual and for all directors and executive officers as a group in this column (i) includes in such individual's and group's ownership both shares directly owned and shares receivable upon exercise of employee stock options exercisable within 60 days after March 3, 2000 and (ii) reflects an increase in the number of shares outstanding by the number of shares receivable upon exercise of such options by such individual or such group, as the case may be.

(c) This column shows each individual's total stock-based holdings, including stock options that become exercisable more than 60 days after March 3, 2000.

(d) All Common Shares are owned directly except as set forth in this Note (d). The following amounts were allocated under the Rayonier Investment and Savings Plan for Salaried Employees (the "Savings Plan") as of December 31, 1999 to the accounts of: Mr. Nutter, 18,421 Common Shares; Mr. Berry, 4,505 Common Shares; Mr. Pollack, 3,847 Common Shares; Mr. O'Grady, 3,812 Common Shares;

    Mr. Kindler, 908 Common Shares and all directors and executive officers as a group, 32,371 Common Shares.

(e) Includes a restricted stock award to Mr. Nutter of 5,000 Common Shares effective January 2, 1999.

SECTION 16 REPORTS

    The Federal securities laws require Rayonier's directors and executive officers, and persons who own more than ten percent of a registered class of Rayonier's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange, Inc. initial reports of ownership and reports of changes in ownership of any equity securities of Rayonier. To Rayonier's knowledge, based solely on representations that no other reports were required, the required reports have been filed on a timely basis on behalf of all persons subject to these requirements.

         SHARE OWNERSHIP BY DIRECTORS, SENIOR MANAGEMENT AND EMPLOYEES

    The Board of Directors of Rayonier encourages share ownership by all employees of Rayonier and believes that it is important for directors and senior management to acquire a substantial ownership position in Rayonier. Such share ownership is characteristic of successful public companies and underscores the level of commitment that Rayonier's management team has to the future success of the business.

    Guidelines were adopted in 1995 and amended in 1999 by the Nominating Committee of the Board of Directors encouraging Rayonier share ownership by directors at a level equal to three times their annual retainer.

    The Compensation and Management Development Committee also adopted guidelines in 1995 for share ownership by officers at the level of Vice President or above. The guidelines as currently in effect are as follows:

                                               SHARE OWNERSHIP GUIDELINES
               POSITION/LEVEL                  AS MULTIPLE OF BASE SALARY
               --------------                  --------------------------
Chairman, President and Chief
  Executive Officer..........................              4X
Executive Vice President.....................              3X
Senior Vice Presidents.......................              2X
Vice Presidents..............................              1X

    Participation in the guidelines program is voluntary, with a strong company preference on achieving ownership goals. Ownership includes restricted shares awarded under the Rayonier 1994 Incentive Stock Plan, options that have been exercised and shares held, Savings Plan shares, Dividend Reinvestment Plan shares and Common Shares purchased in the open market.

    Target ownership levels for directors or officers at the level of Vice President or above are to be achieved over a 3-year period, and all individuals who had been Vice President or above for three or more years as of the end of 1999 have achieved their target levels of ownership.

                               SHAREHOLDER RETURN

    The table below represents a comparison of the performance in 1995, 1996, 1997, 1998 and 1999 of Common Shares (assuming reinvestment of dividends) with a broad based market index (Standard & Poor's 500) and with a Custom Composite Index. The Custom Composite Index contains 13 stocks of 12 forest products companies which form the comparison group for purposes of the Contingent Performance Share awards described below:

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

CUMULATIVE TOTAL RETURN
Based on reinvestment of $100 beginning December
31, 1994
                                                                       S&P
                                                   Rayonier Inc.    500(0)  Custom Composite Index (13 Stocks)
12/31/94                                                    $100      $100                                $100
12/31/95                                                    $113      $138                                $109
12/31/96                                                    $134      $169                                $118
12/31/97                                                    $152      $226                                $129
12/31/98                                                    $169      $290                                $133
12/31/99                                                    $183      $351                                $181
SOURCE: GEORGESON SHAREHOLDER COMMUNICATIONS INC.

                                 31-DEC-94  31-DEC-95  31-DEC-96  31-DEC-97  31-DEC-98  31-DEC-99
Rayonier Inc.                      $100       $113       $134       $152       $169       $183
S&P 500-Registered Trademark-      $100       $138       $169       $226       $290       $351
Custom Composite Index (13
  Stocks)                          $100       $109       $118       $129       $133       $181

Notes:

(a) The Custom Composite Index contains stocks of the following 12 forest products companies: Boise Cascade Corporation, Champion International Corporation, Georgia-Pacific, International Paper Company, Longview Fibre Company, The Mead Corporation, Potlatch Corporation. Plum Creek Timber Company, L.P., The Timber Company (included since its issuance by Georgia-Pacific on December 17, 1997), Union Camp Corporation (through May 3, 1999), Westvaco Corporation, Weyerhaeuser Company and Willamette Industries Inc.

                             ELECTION OF DIRECTORS

    The Board of Directors is responsible for establishing broad corporate policies and for overseeing the overall performance of Rayonier. The Board reviews significant developments affecting Rayonier and acts on matters requiring Board approval.

    The Board is divided into three classes serving staggered terms. The terms of the three directors of Class III, Rand V. Araskog, W. Lee Nutter and Nicholas
L. Trivisonno, will expire at the 2000 Annual Meeting and each has been nominated for re-election for a term expiring in 2003. Unless there is a contrary indication, the Common Shares represented by valid proxies will be voted for the election of all three nominees. The Board has no reason to believe that any nominee will be unable to serve as a director. If for any reason a nominee should become unable to serve, the Common Shares represented by valid proxies will be voted for the election of such other person as the Board may recommend.

    The following pages present information about the persons who comprise Rayonier's current Board of Directors, including the three nominees for reelection.

    During 1999, there were eight meetings of the Board of Directors. No director missed more than one meeting.

       INFORMATION AS TO NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

CLASS III, TERM EXPIRES IN 2003

    RAND V. ARASKOG, 68, Retired Chairman and Chief Executive Officer of ITT Corporation (a diversified global corporation engaged in the hospitality and entertainment businesses and the information services businesses)--He served as chief executive of ITT Corporation (including a predecessor corporation of the same name) beginning in 1979 and chairman beginning in 1980 until he retired in 1998. He is a director of The Hartford Financial Services Group, Inc., ITT Educational Services, Inc., ITT Industries, Inc., Dow Jones & Company, Inc., and Shell Oil Company. Mr. Araskog is a graduate of the U.S. Military Academy at West Point and attended the Harvard Graduate School of Arts and Sciences. He was first elected a director of Rayonier in 1994.

    W. LEE NUTTER, 56, Chairman, President and Chief Executive Officer, Rayonier--He joined Rayonier in 1967 in the Northwest Forest Operations and was named Vice President, Timber and Wood in 1984, Vice President, Forest Products in 1985, Senior Vice President, Operations, in 1986 and Executive Vice President in 1987. He was elected President and Chief Operating Officer and a director of Rayonier on July 19, 1996 and was elected to his present position effective January 1, 1999. Mr. Nutter is a member of the Board of Directors and the Executive Committee of the American Forest and Paper Association and serves on the Executive Committee of the National Council for Air and Stream Improvement. He is a graduate of the University of Washington and the Harvard University Graduate School of Business Administration Advanced Management Program.

    NICHOLAS L. TRIVISONNO, 52, Chairman and Chief Executive Officer and a director of ACNielsen Corporation (a global leader in market research)--He has held this position since January 1996. He also served as Executive Vice President and Chief Financial Officer of The Dun & Bradstreet Corporation (marketer of information, software and services for business decision making) from September 1995 until that corporation spun off ACNielsen in November 1996. From October 1993 until July 1995, he served as Executive Vice President-Strategic Planning and Group President of GTE Corporation, a telecommunications company, and served as Senior Vice President-Finance from January 1989 until October 1993. He began his career with Arthur Andersen & Co. in 1968, became a partner in 1979 and was appointed a managing partner in 1986. He is a member of the American Institute of Certified Public Accountants and the New York, Connecticut and Louisiana Societies of Certified Public Accountants. He earned his BBA degree from St. Francis College. He was first elected a director of Rayonier in 1994.

INFORMATION AS TO OTHER DIRECTORS

CLASS I, TERM EXPIRES IN 2001

    RONALD M. GROSS, 66, Chairman Emeritus, Former Chairman of the Board and Chief Executive Officer, Rayonier--He joined Rayonier in 1978 as President and Chief Operating Officer and a director, and was given the additional responsibilities of Chief Executive Officer in 1981 and Chairman in 1984. He assumed the position of Chairman and Chief Executive Officer in 1996, served in that capacity until his retirement effective December 31, 1998 and was named Chairman Emeritus effective January 1, 1999. The Company has agreed to cause Mr. Gross to be nominated for election as a Class I Director at each Annual Meeting at which Class I Directors are elected in 2001 and 2004. He has agreed that if reelected, he will continue to serve in his capacity as a Class I Director through the Company's Annual Meeting in 2007. Mr. Gross also serves as a director of Corn Products International, Inc. and The Pittston Company. He is a graduate of Ohio State University and the Harvard University Graduate School of Business Administration.

    KATHERINE D. ORTEGA, 65, Former Treasurer of the United States--She served as the 38th Treasurer of the United States from September 1983 through June 1989 and as Alternate Representative of the United States to the United Nations General Assembly during 1990 to 1991. Prior to these appointments, she served as a Commissioner on the Copyright Royalty Tribunal, and was a member of the President's Advisory Committee on Small and Minority Business. Ms. Ortega currently serves on the Boards of Directors of Ultramar Diamond Shamrock Corporation, Ralston Purina Company and The Kroger Co. and is a member of the United States Comptroller General's Consultant Panel and the Washington Mutual Investors Fund Advisory Board. She is a graduate of Eastern New Mexico University and holds three honorary Doctor of Law Degrees and one honorary Doctor of Social Science Degree. She was first elected a director of Rayonier in 1994.

    BURNELL R. ROBERTS, 72, Retired Chairman of the Board and director, Sweetheart Holdings, Inc. and Sweetheart Cup Company (producer of plastic and paper disposable food service and food packaging products)--He served in these positions from August 1993 until his retirement in March 1998. He previously served as Chairman of the Board and Chief Executive Officer of The Mead Corporation (an integrated manufacturer of paper and forest products) from April 1982 until his retirement in May 1992 and was a director of The Mead Corporation from October 1981 until May 1993. He serves as a director of DPL Inc. and VUTEK, Inc., a Limited Partner of American Industrial Partners, L.P. and a trustee of Granum Value Fund. He is a graduate of the University of Wisconsin and the Harvard University Graduate School of Business Administration. He was first elected a director of Rayonier in 1994.

CLASS II, TERM EXPIRES IN 2002

    PAUL G. KIRK, JR., 62, of Counsel to Sullivan & Worcester (law firm)--He became a partner in the law firm of Sullivan & Worcester in 1977 and is presently of Counsel to the firm. He served as Chairman of the Democratic National Committee from 1985 to 1989. Mr. Kirk is a director of Kirk & Associates, Inc., of which he also is Chairman and Treasurer. He is also a director of Bradley Real Estate, Inc., The Hartford Financial Services Group, Inc. and Hartford Life, Inc. He is Co-Chairman of the Commission on Presidential Debates. He is a graduate of Harvard College and Harvard Law School. He was first elected a director of Rayonier in 1994.

    CARL S. SLOANE, 63, Ernest L. Arbuckle Professor of Business Administration, Harvard University Graduate School of Business Administration--Prior to joining the Harvard faculty in 1991, he spent thirty years in management consulting, the last twenty with the firm he co-founded, Temple, Barker & Sloane, Inc., and its successor firm, Mercer Management Consulting, where he served as Chairman and Chief Executive. He is also a director of Ionics, Inc., The Pittston Company and Sapient Corporation. He is a graduate of Harvard College and the Harvard University Graduate School of Business Administration. He was first elected a director of Rayonier in 1997.

    GORDON I. ULMER, 67, Former Chairman and Chief Executive Officer of the former Connecticut Bank and Trust Company and Retired President of the Bank of New England Corporation--He joined Connecticut Bank and Trust Company (CBT) in 1957 and held numerous positions before being elected President and director in 1980 and Chairman and Chief Executive Officer in 1985. In 1988 he was elected President of the Bank of New England Corporation (BNEC), the holding company of CBT. He retired as President of BNEC in December 1990. Mr. Ulmer also serves as a director of The Hartford Financial Services Group, Inc. and Hartford Life, Inc. He is a graduate of Middlebury College, the American Institute of Banking and the Harvard University Graduate School of Business Administration Advanced Management Program and attended New York University's Graduate School of Engineering. He was first elected a director of Rayonier in 1994.

COMMITTEES OF THE BOARD

    The standing committees of the Board are the Audit, Compensation and Management Development, Nominating and Finance Committees.

    THE AUDIT COMMITTEE, which is comprised entirely of non-employee directors, supports the independence of the Company's external and internal auditors and the objectivity of the Company's financial statements. The Committee is also responsible for ensuring that the Company endeavors to comply with all laws applicable to the conduct of its business and that it conducts its business in an ethical and responsible manner. The Committee

        (1) reviews the Company's principal policies for accounting, internal control and financial reporting,

        (2) reviews the independence of the external auditors and recommends to the Company's Board of Directors the engagement or discharge of the external auditors,

        (3) reviews with the external auditors the plan, scope and timing of their audit,

        (4) serves as a channel of communications between the senior internal auditing executive and the Board,

        (5) reviews reports of the external and internal auditors with management,

        (6) reviews the external auditors' fees,

        (7) reviews the annual financial statements of the Company (before they are published),

        (8) reviews the adequacy of the Company's systems for internal accounting control and for data security,

        (9) reviews reports of the internal auditors, expense reports of the Company's senior officers and fees paid to outside consultants, including law firms,

        (10) advises the Board on compliance, or material noncompliance, with the Company's Code of Conduct and governmental and other legal compliance programs,

        (11) reviews and recommends to the Company's Board of Directors proposed actions on environmental compliance and regulatory matters which could have a significant impact on the business and strategic operating objectives of the Company and its subsidiaries and

        (12) reviews and considers material claims and litigation, and legal, regulatory, patent and related governmental policy matters affecting the Company and its subsidiaries.

    The current members of the Audit Committee are Messrs. Ulmer (Chairman), Araskog and Sloane and Ms. Ortega. The Committee held four meetings during 1999, and no member missed more than one meeting.

    THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE, which is comprised entirely of non-employee directors, oversees the compensation and benefits of employees, evaluates management performance, establishes executive compensation and reviews management succession and development matters. The Committee approves individual compensation actions for the Chairman, President and Chief Executive Officer and all senior executives, including base salaries, annual bonuses and long-term incentive awards. In the performance of its functions, the Compensation and Management Development Committee has access to independent legal and compensation counsel. The current members of the Compensation and Management Development Committee are Messrs. Roberts (Chairman), Kirk, Sloane and Trivisonno. The Committee held five meetings during 1999, and no member missed more than one meeting.

    THE NOMINATING COMMITTEE, which is comprised entirely of non-employee directors, makes recommendations concerning the organization, size and composition of the Board of Directors and its Committees, proposes nominees for election to the Board and its Committees and considers the qualifications, compensation, performance and retirement of directors. This Committee will consider shareholders' recommendations for nominees for membership on the Board of Directors, provided such recommendations for nominees to be proposed at any Annual Meeting are made in writing addressed to the Secretary of the Company prior to the fifteenth of December preceding the date of such meeting. The current members of the Nominating Committee are Messrs. Kirk (Chairman) and Trivisonno and Ms. Ortega. The Committee held two meetings during 1999, which all members attended.

    THE FINANCE COMMITTEE oversees management, and advises the Board, concerning certain issues with respect to the financial structure of the Company, such as the Company's financial and tax strategies, capital structure, financing, risk management policies, dividend policies, investment policies and performance of the pension and savings plans. The current members of the Finance Committee are Messrs. Gross (Chairman), Araskog, Nutter, Roberts and Ulmer. The Committee held seven meetings during 1999, which all members attended.

DIRECTORS' COMPENSATION

    Members of the Board who are employees of Rayonier are not compensated for service on the Board or its Committees. Non-employee directors receive an annual retainer of $15,000 in cash plus an award of 500 Common Shares; in addition, they receive a fee of $1,000 for attendance at each Board meeting, $1,000 for attendance at each meeting of a Committee on which they serve and $1,000 for each trip taken to one of the Company's facilities for a purpose other than a Board or Committee meeting.

    Mr. Gross provides consulting services to the Board pursuant to a Consulting Agreement entered into in connection with Mr. Gross' retirement on December 31, 1998. In such capacity, Mr. Gross is entitled to an annual retainer of $50,000, apart from his compensation as a director. The term of this arrangement is for the period from January 1, 1999 through the date of the Company's Annual Meeting in 2007.

DIRECTORS' CHARITABLE AWARD PROGRAM

    To recognize the interest of Rayonier and its directors in supporting worthy educational institutions and other charitable organizations, Rayonier has established the Director's Charitable Award Program which permits each director to nominate up to five organizations to share a contribution of $1 million from The Rayonier Foundation, a tax-exempt charitable foundation funded by Rayonier. These contributions will be made by the Foundation in ten annual installments after the death of a director. The Foundation will not make a donation on behalf of any director unless he or she (1) completes sixty full months of service as a director, (2) dies or becomes disabled while serving as a director or (3) is actively serving as a director if and when a change in control occurs. There is minimal cost to this program to Rayonier because Rayonier has acquired joint life insurance contracts on the lives of its directors, and the proceeds from these contracts will be adequate to fund Rayonier's contributions to the Foundation related to the program and to fund the premium costs of the contracts. Directors will receive no financial benefit from this program since the charitable deduction and insurance proceeds accrue solely to Rayonier.

                             EXECUTIVE COMPENSATION

                            ------------------------

                             REPORT OF THE RAYONIER
                          COMPENSATION AND MANAGEMENT
                             DEVELOPMENT COMMITTEE

To Our Shareholders:

    The Compensation and Management Development Committee (the "Committee") oversees the compensation and benefits of Rayonier employees. The Committee must approve individual compensation actions for the Chairman, President and Chief Executive Officer and all senior executives. Specifically, the Committee must approve base salaries, annual bonuses and long-term incentive awards. The Committee uses outside compensation expertise and outside legal counsel.

COMPONENTS OF COMPENSATION

    The key elements of the Company's executive compensation program are base salary, annual bonus incentives and long-term compensation. These key elements are addressed separately below. In determining each component of compensation, the Committee also considers all other elements of an executive's total compensation package, including insurance and other benefits.

    The Committee believes that the Company's direct competitors for executive talent, especially at senior levels, are to be found not only in the forest products sector but also in the broader-based general industry. Therefore, the Committee relates total compensation levels for the Company's senior executives to the median compensation paid to executives of comparative companies within the forest products and general industry sectors.

BASE SALARY

    The Committee has oversight of the general administration of base salaries, salary grades and salary range structure for the Company's 60 executives. The Committee regularly reviews each senior executive's base salary. Base salaries are competitive and are targeted at market levels. The Committee authorizes base salary adjustments in recognition of the executive's level of responsibilities, performance, prior experience, breadth of knowledge, internal equity issues and external pay practices.

    The normal interval between salary reviews for most executives is 12 months, however, senior executive salary reviews are conducted at 15- to 18-month intervals. Executive salary actions, comprised of merit pay, equity adjustments and promotional increases for 1999 averaged 5.3 percent on an annualized basis. Merit increases averaged 4.5 percent. Mr. Nutter's base salary during 1999 remained at $420,000.

ANNUAL BONUS INCENTIVE

    The Rayonier Annual Incentive Bonus Plan ("Annual Plan") provides eligible executives and key managers with direct financial incentives in the form of cash bonuses for achieving specific annual company, business unit and individual performance goals.

    The current Annual Plan formula measures actual net income, return on total capital ("ROTC") and operating funds flow ("OFF") against the approved budgeted amounts for the year for each performance measure. Net income, ROTC and OFF performance are weighted 60 percent, 25 percent and 15 percent, respectively. The maximum bonus pool is 150 percent of the aggregate standard bonus pool. Individual bonus amounts within the authorized pool are determined on a discretionary basis, taking into account specific personal contributions during the year. Bonuses earned in the calendar year are paid out in the first quarter of the subsequent year. After application of a 30 percent Bonus Program discount, approved by the Committee in December 1998, based upon projected market weakness, 1999 corporate performance was at 112 percent of targeted financial goals and the bonus pool was set at that level. All bonuses were awarded by February 18, 2000.

    Under the Annual Plan, as reflected in the Summary Compensation Table on page 15, Mr. Nutter was paid $400,000 in connection with 1999 Company and individual performance. Mr. Nutter's bonus is competitive with annual incentive compensation paid other executives at comparable forest products and general industry sector companies.

LONG-TERM INCENTIVES

    The Rayonier 1994 Incentive Stock Plan ("Stock Plan") provides for the award of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, performance shares or any combination thereof to executives and key employees as long-term compensation incentives.

    In making awards under the Stock Plan, the Committee considers individual performance criteria, levels of responsibility and prior experience, as well as historical award data and compensation practices at comparable forest products sector and general industry companies.

    Long-term incentive grants for 1999 under the Stock Plan are reflective of Rayonier's approach to total compensation, relative to market level pay practices of comparable companies, with a greater emphasis on at-risk rewards that closely align management performance with shareholder value.

    STOCK OPTIONS. Non-qualified stock options to acquire Rayonier Common Shares are granted at an option price that is not less than the fair market value of a Common Share on the date of grant. The size of the non-qualified option grant is based primarily on competitive practice and is generally targeted to be at the median of option values granted by comparative forest products and general industry sector companies and adjusted based upon individual factors and historical award data. In 1999, non-qualified stock option awards totaling 255,500 shares were granted to 85 executives and key employees.

    On January 4, 1999, the Committee awarded to Mr. Nutter non-qualified options to acquire 30,000 Company shares at an exercise price of $45.56 as determined by the market price on that day. Mr. Nutter now owns 118,782 Common Shares, as detailed in the table on page 4.

    PERFORMANCE SHARES. In addition to traditional non-qualified stock options, the Committee has used the flexibility provided under the Plan to grant long-term incentives in the form of Contingent Performance Shares.

    Contingent Performance Shares are awarded to senior executives responsible for sustained Company Total Shareholder Return performance ("TSR"), as measured against the average performance of a selection of 12 comparative forest products peer group companies over a designated period. The awards are contingent upon exceeding average peer group performance. The Share Award Valuation Formula provides a 100 percent share award when Rayonier outperforms the peer group companies by 20 percent. Failure to perform at 60 percent of the peer group companies' average results in zero award.

    TSR is calculated by measuring the growth in value of a hypothetical $100 investment in each of the forest products peer group companies over the performance period, assuming all dividends are reinvested quarterly. Award payment is in the form of Rayonier Common Shares and may range from zero to a maximum of 150 percent of the target awards based upon TSR performance. The TSR goals reflect the emphasis on creation of long-term shareholder value.

    In determining the size of Contingent Performance Share grants, the Committee considers the contingent value of the award, competitive practices and the level of responsibility of each senior executive.

    Contingent Performance Share Awards granted on January 2, 1996 (1996 CLASS) measured Rayonier's TSR performance against that of 12 forest products peer group companies for the 36-month period from January 2, 1996, through January 1, 1999. Actual TSR performance translated into an award payment in January 1999 of a number of Common Shares equal to 126.2 percent of the Contingent Performance Shares awarded. A total of 38,596 Rayonier Common Shares were awarded to seven senior executives at the 126.2 percent payout level from a reserve of 48,000 available shares, with a balance of 9,404 shares returned to the Plan. Under the 1996 Contingent Performance Share Award Program, Mr. Nutter received an award of 7,572 Rayonier Common Shares, partially offset in value to cover tax liabilities associated with the award.

    A total of 88,500 Contingent Performance Shares (1999 CLASS) were awarded to seven senior executives in 1999. Grants were made for a 36-month performance period commencing January 1, 1999 through December 31, 2001.

    On January 4, 1999, the Committee awarded Mr. Nutter 15,000 Contingent Performance Shares.

    RESTRICTED SHARES. The Plan also provides for the grant by the Committee of Restricted Common Shares. On January 4, 1999, the Committee awarded Mr. Nutter 5,000 Restricted Shares in conjunction with his January 1, 1999, promotion to Chairman, President and Chief Executive Officer. Such shares will vest on January 4, 2002, provided that Mr. Nutter remains continuously in the employ of the company through the vesting date.

POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT

    Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to executive officers named in the proxy to $1 million, unless certain requirements are met. Compensation payable solely on account of the attainment of performance goals is excluded from the $1 million limitation. Based upon an analysis of total executive compensation for 1999, there are no executives within the Company whose non-performance based compensation exceeds the deduction limitation threshold.

    This report is furnished by the members of the Compensation and Management Development Committee.

                                          Burnell R. Roberts
                                          COMMITTEE CHAIRMAN
                                          Paul G. Kirk, Jr.
                                          Carl S. Sloane
                                          Nicholas L. Trivisonno

                          EXECUTIVE COMPENSATION DATA

    The following table discloses compensation received by Rayonier's Chief Executive Officer and four remaining most highly paid executive officers in 1999 for the three fiscal years ended December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM COMPENSATION
                                                  ANNUAL           ----------------------------------------
                                               COMPENSATION                 AWARDS               PAYOUTS
                                          ----------------------   -------------------------   ------------
                                                                                  SECURITIES
                                                                    RESTRICTED    UNDERLYING                   ALL OTHER
                                                                   STOCK AWARDS    OPTIONS     LTIP PAYOUTS   COMPENSATION
 NAME AND PRINCIPAL POSITION     YEAR     SALARY ($)   BONUS ($)      (1)($)         (#)          (2)($)         (3)($)
 ---------------------------   --------   ----------   ---------   ------------   ----------   ------------   ------------
W. Lee Nutter                    1999       419,769     400,000      $227,800       30,000        342,633        96,682
  Chairman, President & Chief    1998       360,000     235,000            --       28,000        687,885        58,824
  Executive Officer              1997       334,616     264,000            --       28,000        402,094        42,686

William S. Berry                 1999       263,938     130,000            --       12,000        256,975        51,746
  Executive Vice President,      1998       255,962     105,000            --       15,000        562,815        19,655
  Forest Resources &             1997       254,423     110,000            --       16,000        312,736        15,254
  Wood Products

Gerald J. Pollack                1999       244,500     140,000            --       12,000        228,422        46,926
  Senior Vice President &        1998       235,500      88,000            --       14,000        500,280        14,820
  Chief Financial Officer        1997       228,462      95,000            --       15,000        312,736        12,297

John P. O'Grady                  1999       232,375     128,000            --       12,000        171,317        36,398
  Senior Vice President,         1998       220,000      95,000            --       14,000        312,675        15,417
  Administration                 1997       207,692      92,500            --       13,000        223,377        12,212

William A. Kindler               1999       223,385      80,000            --        7,500             --        17,635
  Senior Vice President,         1998       215,000      45,000            --       17,000             --        15,399
  Specialty Pulp                 1997       209,019      80,000            --       15,000             --         8,570

---------

(1) On January 4, 1999, Mr. Nutter received an award of 5,000 restricted shares. Such shares will vest on January 4, 2002, provided that Mr. Nutter remains continuously in the employ of the Company through the vesting date. All dividends paid on such shares during the period prior to vesting are withheld and accumulated by the Company until the recipient of the restricted share grant became vested with respect thereto. Upon vesting, the Company will pay Mr. Nutter an amount equal to all dividends paid solely or partly in cash and accumulated with respect to the shares, together with interest thereon at a rate equal to the prime rate as reported in THE WALL STREET JOURNAL, adjusted and compounded annually. The total value as of December 31, 1999 of these restricted stock holdings was $241,563.

(2) The amounts shown for 1999 represent the value on January 13, 1999 of award payments made on that date pursuant to the vesting of Contingent Performance Shares awarded on January 2, 1996. The performance period was for a period of 36 months ending on December 31, 1998 with total shareholder return ("TSR") performance measured against 12 forest products sector peer company grouping for the same period. Actual TSR performance by Rayonier of 141.0 percent of the TSR performance by the peer group companies translated into an award payment in January 1999 of a number of Common Shares equal to 126.2 percent of the Performance Shares awarded. The gross number of Common Shares paid were as follows: Mr. Nutter, 7,572 shares; Mr. Berry, 5,679 shares; Mr. Pollack, 5,048 shares; and Mr. O'Grady, 3,786 shares. Each award was reduced by the number of shares having a value equal to the amount necessary to cover tax liabilities associated with such award.

   The amounts shown for 1998 represent the value on January 14, 1998 of award payments made on that date pursuant to the vesting of Contingent Performance Shares awarded on January 3, 1995. The performance period was for a period of 36 months ending on December 31, 1997 with total shareholder return ("TSR") performance measured against 12 forest products sector peer company grouping for the same period. Actual TSR performance by Rayonier of 197.04 percent of the TSR performance by the peer group companies translated into an award payment in January 1998 of a number of Common Shares equal to 150 percent of the Performance Shares awarded. The gross number of Common Shares paid were as follows: Mr. Nutter, 16,500 shares; Mr. Berry, 13,500 shares; Mr. Pollack, 12,000 shares; and Mr. O'Grady, 7,500 shares. Each award was reduced by the number of shares having a value equal to the amount necessary to cover tax liabilities associated with such award.

   The amounts shown for 1997 represent the value on January 15, 1997 of award payments made on that date pursuant to the vesting of Contingent Performance Shares awarded on May 20, 1994. The performance period was for a period of
    31.4 months ending on December 31, 1996 with TSR performance measured against 12 forest products sector peer company grouping for the same period. Actual TSR performance by Rayonier of 132.83 percent of the TSR performance by the peer group companies translated into an award payment in January 1997 of a number of Common Shares equal to 116.04 percent of the Performance Shares awarded. The gross number of Common Shares paid were as follows:
    Mr. Nutter, 10,444 shares; Mr. Berry, 8,123 shares; Mr. Pollack, 8,123 shares; and Mr. O'Grady, 5,802 shares. Each award was reduced by the number of shares having a value equal to the amount necessary to cover tax liabilities associated with such award.

   Mr. Kindler was hired September 1, 1996 and therefore did not participate in the awards which vested in 1999, 1998 or 1997.

(3) Included in each of these years are amounts paid to enable each of the individuals named above to purchase an insurance policy to protect their right to receive all deferred benefits provided by the Company or ITT Industries Inc. (formerly ITT Corporation), including tax grossup, as follows: Mr. Nutter, $79,471 (1999), $44,064 (1998), $28,967 (1997);
    Mr. Berry, $40,924 (1999), $9,161 (1998), $4,822 (1997); Mr. Pollack,
    $36,860 (1999), $5,164 (1998), $2,930 (1997); Mr. O'Grady, $26,870 (1999),
    $6,397 (1998), $3,696 (1997); and Mr. Kindler, $8,476 (1999) and $6,584
    (1998). The remainder of the amounts shown in this column are company contributions under the Savings Plan and the Rayonier Excess Savings and Deferred Compensation Plan, both of which are defined contribution plans. Rayonier has made matching contributions to each of these plans in an amount equal to 60 percent of an employee's contribution not to exceed 3.6 percent of such employee's salary. Under these plans, Rayonier also makes a non-matching contribution equal to one-half of one percent of an employee's salary.

OPTION GRANTS TO RAYONIER EXECUTIVES IN LAST FISCAL YEAR

    The following tables provide information on fiscal year 1999 awards to Rayonier executives of options to purchase Common Shares:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                 POTENTIAL REALIZABLE
                                                  INDIVIDUAL GRANTS                                VALUE AT ASSUMED
                                         -----------------------------------                         ANNUAL RATES
                            NUMBER OF                                                               OF STOCK PRICE
                           SECURITIES                                                              APPRECIATION FOR
                           UNDERLYING     % OF TOTAL STOCK                                         OPTION TERM (2)
                             OPTIONS     OPTIONS GRANTED TO   EXERCISE PRICE                     --------------------
          NAME             GRANTED (#)   EMPLOYEES IN 1999     ($/SHARE)(1)    EXPIRATION DATE    5%($)      10%($)
          ----             -----------   ------------------   --------------   ---------------   --------   ---------
W. Lee Nutter............    30,000              11.74             45.56          1/6/2009       859,573    2,178,327
William S. Berry.........    12,000               4.70             45.56          1/6/2009       343,829      871,331
Gerald J. Pollack........    12,000               4.70             45.56          1/6/2009       343,829      871,331
John P. O'Grady..........    12,000               4.70             45.56          1/6/2009       343,829      871,331
William A. Kindler.......     7,500               2.94             45.56          1/6/2009       214,893      544,582

---------

(1) The exercise price per share is 100 percent of the fair market value of Common Shares on the date of grant, January 4, 1999. The exercise price may be paid in cash or in Common Shares valued at their fair market value on the date of exercise. Options granted to the named officers are exercisable as to one-third on the first anniversary, two-thirds on the second anniversary and in full on the third anniversary of the date of grant. Notwithstanding any other provisions of the 1994 Rayonier Incentive Stock Plan, upon the occurrence of a Change of Control of Rayonier (as defined in the Rayonier Salaried Employees Retirement Plan) (a) all options will generally become immediately exercisable for a period of 60 calendar days and (b) options will continue to be exercisable for a period of seven months in the case of an employee whose employment is terminated other than for cause or who voluntarily terminates employment because of a good faith belief that such employee will not be able to discharge his or her duties.

(2) At the end of the term of the options granted on January 4, 1999, the projected price of a Common Share would be $74.21 at an assumed annual appreciation rate of five percent and $118.17 at an assumed annual appreciation rate of ten percent. Gains to all shareholders at those assumed annual appreciation rates would be approximately $785 million and $2.0 billion, respectively, over the term of the options.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    The following table provides information on option exercises in 1999 by the named Rayonier executives and the value of such executive's unexercised options to acquire Common Shares at December 31, 1999.

                                                                    NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                                                         UNDERLYING             IN-THE-MONEY
                                                                   UNEXERCISED OPTIONS AT         OPTIONS
                               OPTIONS EXERCISED DURING 1999              12/31/99          HELD AT 12/31/99(2)
                            ------------------------------------   ----------------------   --------------------
                            SHARES ACQUIRED ON        VALUE             EXERCISABLE/            EXERCISABLE/
           NAME                EXERCISE (#)      REALIZED ($)(1)      UNEXERCISABLE(#)        UNEXERCISABLE($)
           ----             ------------------   ---------------   ----------------------   --------------------
W. Lee Nutter.............        44,019             928,000           148,552/57,999        2,633,183/283,724
William S. Berry..........      -0-                  -0-                81,765/27,333        1,351,409/144,185
Gerald J. Pollack.........      -0-                  -0-                45,275/25,500          665,902/128,515
John P. O'Grady...........         2,271              38,664            45,334/25,666          671,505/130,207
William A. Kindler........      -0-                  -0-                20,668/23,832          143,667/116,732

---------

(1) Before taxes.

(2) The value reported in this column is based on the New York Stock Exchange consolidated trading closing price of Common Shares of $48.3125 on December 31, 1999.

LONG-TERM INCENTIVE AWARDS TO RAYONIER EXECUTIVES IN LAST FISCAL YEAR

    The following table provides information on fiscal year 1999 long-term incentive awards to Rayonier executives:

          AWARDS OF CONTINGENT PERFORMANCE SHARES IN LAST FISCAL YEAR

                                                                         ESTIMATED FUTURE PAYOUTS (3)
                                                                     -------------------------------------
                                                                                                  MAXIMUM
                                          NUMBER       PERFORMANCE     THRESHOLD       TARGET      SHARES
                NAME                   OF SHARES (1)   PERIOD (2)    SHARES (#)(4)   SHARES (#)     (#)
                ----                   -------------   -----------   -------------   ----------   --------
W. Lee Nutter........................     15,000        36 months        7,500         15,000      22,500
William S. Berry.....................      5,000        36 months        2,500          5,000       7,500
Gerald J. Pollack....................      5,000        36 months        2,500          5,000       7,500
John P. O'Grady......................      5,000        36 months        2,500          5,000       7,500
William A. Kindler...................      3,000        36 months        1,500          3,000       4,500

---------

(1) The numbers in this column represent the awards of Common Shares granted under Total Shareholder Return ("TSR") based Contingent Performance Share guidelines (forest products sector peer group performance which measures stock appreciation price, plus dividends reinvested quarterly, during the performance period).

(2) The performance period is for 36 months with TSR performance measured against 12 forest products sector peer company grouping for the same period. The 12 forest products companies in the group are identified in the Notes to the Total Shareholder Return chart on page 6 of this Proxy Statement.

(3) Award payout is in the form of Common Shares and may range from zero to a maximum of 150 percent of the target award, based upon TSR performance. 100 percent of target is achieved when Rayonier TSR achieves 120 percent of the TSR performance by peer group companies, and the maximum 150 percent of target is achieved when Rayonier achieves 160 percent of peer group performance. A minimum payment of 50 percent of target is paid if Rayonier achieves 60 percent of peer group performance, and there is no payout if Rayonier falls below that level. Award payments for performance that falls between the 60 percent and 120 percent performance hurdles, or between the 120 percent and 160 percent performance hurdles, will be linearly interpolated. The number of shares awarded is reduced by the number of shares having a value equal to the amount necessary to cover tax liabilities associated with the award.

(4) Award payout commences with 50 percent of target share award if Rayonier achieves 60 percent of peer group performance.

RAYONIER SENIOR EXECUTIVE SEVERANCE PAY PLAN

    The Rayonier Supplemental Senior Executive Severance Pay Plan (the "Plan") provides for severance benefits for covered executives whose employment is terminated under conditions specified in the Plan within two years after the occurrence of a "Change in Control." The Plan provides two levels of benefits for covered executives, who include senior executives identified by the Compensation and Management Development Committee, based primarily on their position within the Company.

    Under the Plan, if any covered executive is terminated in a qualifying termination within two years after the occurrence of a Change in Control, such executive is entitled to receive severance benefits, based on his or her tenure with the Company, equal to up to three times annual base salary, in the case of Tier I executives, and up to two times annual base salary, in the case of Tier II executives, respectively, in each case determined on the basis of base salary immediately preceding the date of the qualifying termination. The Plan also provides that the covered executive will be paid in a lump sum the actuarially adjusted difference between: (a) the value of the covered executive's benefits under the Company's retirement plans after granting an additional 36 months of age and service, and including Company contributions that would have been made for an additional 36 months had the covered executive continued to participate in the plans at the level of compensation and rate of contribution in effect immediately preceding the Change in Control; and (b) the benefits actually payable to the executive under those retirement plans.

    Covered executives who have so elected prior to a Change in Control may receive the foregoing severance benefits over time in the form of salary continuation benefits provided the covered executive is available to perform advisory, consultative and similar services. The Plan also provides that covered executives electing salary continuation will be eligible to continue to participate in the Company retirement plans and certain welfare benefits of the Company (excluding long-term and short-term disability and travel accident plans), during the period of salary continuation. If the salary continuation period terminates prior to 36 months, the balance that would have been payable as a lump sum had salary continuation not been elected will be payable as a lump sum at that time.

    Without regard to whether the covered executive has elected salary continuation, the Plan provides for payment to each covered executive of a lump sum equal to three times the executive's target bonus award for the prior year, in the case of Tier I executives, and two times the executive's target bonus award for the prior year, in the case of Tier II executives, together with a bonus award in respect of the year of termination prorated for the portion of the year employed by the Executive. The target bonus award is based on the prior year's bonus plan, assuming a 100 percent performance factor.

    The Plan also provides for a gross-up for any excise taxes payable with respect to payments under the Plan and income taxes payable on the gross-up payment, reimbursement for outplacement services and the continuation of certain perquisites. As of March 3, 2000, the Plan covers six Tier I executives, including all executives named in the Summary Compensation Table, and twelve Tier II executives.

RETIREMENT PROGRAM

    The following table illustrates the estimated annual benefits payable from the Rayonier Salaried Employees Retirement Plan, a tax qualified retirement plan, (the "Plan") and the Rayonier's Excess Benefit Plan, a non-qualified retirement plan, (the "Excess Plan") at retirement at age 65 based on the assumptions set forth below. Calculation of benefits is uniform for all participants in the Plan and the Excess Plan, including the five named officers. The Plan covers substantially all eligible salaried employees of the Company, including senior executive officers and other Rayonier executives, and the cost of the Plan and the Excess Plan is borne entirely by the Company:

                               PENSION PLAN TABLE

                                          YEARS OF SERVICE
    AVERAGE FINAL       ----------------------------------------------------
    COMPENSATION           20         25         30         35         40
---------------------   --------   --------   --------   --------   --------
     $   50,000         $ 20,000   $ 25,000   $ 28,750   $ 32,000   $ 36,250
        100,000           40,000     50,000     57,500     65,000     72,500
        300,000          120,000    150,000    172,500    195,000    217,500
        500,000          200,000    250,000    287,500    325,000    362,500
        750,000          300,000    375,000    431,250    487,500    543,750
      1,000,000          400,000    500,000    575,000    650,000    725,000

    The Plan "mirror images" retirement benefits provided previously to eligible Rayonier salaried employees and executives under the provisions of the ITT Retirement Plan for Salaried Employees of ITT Industries, Inc. (formerly known as ITT Corporation) ("ITT"). Retirement benefits earned under the former ITT plan continue on a dynamic credit basis under arrangements with ITT for eligibility and benefit service prior to March 1, 1994.

    The annual pension amounts to two percent of a member's average final compensation for each of the first 25 years of benefit service, plus one and one-half percent of a member's average final compensation for each of the next 15 years of benefit service, reduced by one and one-quarter percent of the member's primary Social Security benefit for each year of benefit services to a maximum of 40 years, provided that no more than one-half of the member's primary Social Security benefit is used for such reduction. A member's average final compensation (including salary plus approved bonus payments) is defined under the Plan as the total of (1) a member's average annual base salary for the five calendar years of the last 120 consecutive calendar months of eligibility service affording the highest such average plus (2) a member's average annual compensation not including base salary for the five calendar years of the member's last 120 consecutive calendar months of eligibility service affording the highest such average. For the executives named in the Table on page 15, final compensation for purposes of pension calculations consists of salary and bonus payments as set forth in such Table. The Plan also provides for undiscounted early retirement pensions for members who retire at or after age 60 following completion of 15 years of eligibility service. A member is vested in benefits accrued under the Plan upon completion of five years of eligibility service.

    Applicable Federal legislation limits the amount of benefits that can be paid and the compensation that may be recognized under a tax-qualified retirement plan. In order to provide benefits at retirement that cannot be paid from the qualified Retirement Plan, Rayonier has adopted the Excess Plan to meet the retirement needs of this small segment of its salaried employee population affected by the limiting Federal legislation. Where applicable, retirement benefits earned under the former ITT excess plan have been carried forward to Rayonier and have been incorporated in the Excess Plan. The practical effect of the Excess Plan is to continue calculation of benefits after retirement to all employees on a uniform basis.

    Credited years of service as of March 3, 2000 are as follows: W. Lee Nutter,
32.7 years; William S. Berry, 19.8 years; Gerald J. Pollack, 17.8 years; John P. O'Grady, 24.3 years; and William A. Kindler, 3.6 years.

                            INDEPENDENT ACCOUNTANTS

    In accordance with the recommendation of the Audit Committee, the Board of Directors has reappointed Arthur Andersen LLP as independent auditors of the Company for 2000. No ratification by the shareholders of the appointment of such auditors is required by the North Carolina Business Corporation Act or by the Articles of Incorporation or Bylaws of Rayonier.

    Arthur Andersen LLP has served as independent auditors of Rayonier and its subsidiaries for many years, and its long-term knowledge of Rayonier has enabled it to carry out its audits with effectiveness and efficiency. In keeping with the established policy of Arthur Andersen LLP, partners and employees of the firm engaged in auditing Rayonier are periodically rotated, thus giving Rayonier the benefit of new expertise and experience. Arthur Andersen LLP personnel regularly attend meetings of the Audit Committee.

    Representatives of Arthur Andersen LLP will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

               SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

    Under Rayonier's Bylaws, for business proposed by a shareholder (other than director nominations) to be a proper subject for action at an Annual Shareholders meeting, in addition to any requirement of law, the shareholder must timely request (by Certified Mail--Return Receipt Requested) that the proposal be included in the Company's proxy statement for the meeting, and such request must satisfy all of the provisions of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Rayonier received no such request from any shareholder with respect to the 2000 Annual Meeting during the time period specified by Rule 14a-8.

    In order to be included in Rayonier's proxy statement and form of proxy for the 2001 Annual Meeting of Shareholders and in order to be a proper subject for action at that meeting, proposals of shareholders intended to be presented to that meeting must be received at Rayonier's principal executive offices by November 27, 2000. Shareholder proposals should be directed to the Corporate Secretary, Rayonier, 50 North Laura Street, Jacksonville, Florida 32202.

                                 ANNUAL REPORTS

    Shareholders of record on March 20, 2000 should have received a copy of Rayonier's 1999 Annual Report to Shareholders either with this Proxy Statement or prior to its receipt. If, upon receipt of this proxy material, you have not received the Annual Report to Shareholders, please write to the Corporate Secretary at the address below and a copy will be sent to you.

    IN ADDITION, A COPY OF RAYONIER'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 IS AVAILABLE TO EACH RECORD AND BENEFICIAL OWNER OF RAYONIER'S COMMON SHARES WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, RAYONIER, 50 LAURA STREET, JACKSONVILLE, FLORIDA 32202.

                           COST OF PROXY SOLICITATION

    The entire cost of soliciting proxies will be borne by Rayonier including the expense of preparing, printing and mailing this Proxy Statement. Solicitation costs include payments to brokerage firms and others for forwarding solicitation materials to beneficial owners of Common Shares and reimbursement of out-of-pocket costs incurred by Rayonier's transfer agent for any follow up mailings. Rayonier also has engaged Georgeson & Co., Inc. to assist in the solicitation of proxies from shareholders at a fee of $6,500 plus reimbursement of out-of-pocket expenses. In addition to use of the mail, proxies may be solicited personally or by telephone by present and former officers, directors and other employees of Rayonier without additional compensation, as well as by employees of Georgeson & Co., Inc.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          [LOGO]

                                          JOHN B. CANNING
                                          Corporate Secretary

Dated: March 29, 2000

                                    RAYONIER

                         PROXY/VOTING INSTRUCTION CARD

  This proxy is solicited on behalf of the Board of Directors of Rayonier Inc.
                     for the Annual Meeting on May 18, 2000

            By signing this card, I(we) hereby authorize W. LEE NUTTER, LISA M. PALUMBO and JOHN B. CANNING, or any of them, each with full power to appoint his or her substitute, to vote as Proxy for me(us) at the Annual Meeting of Shareholders of Rayonier to be held at the Omni Jacksonville Hotel, 245 Water Street, Jacksonville, Florida on Thursday, May 18, 2000 at 4:00 p.m., or at any adjournment thereof, the number of shares which I(we) would be entitled to vote if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card and proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments thereof. BY SIGNING THIS CARD, I (WE) INSTRUCT THE PROXIES TO VOTE AS THE BOARD OF DIRECTORS RECOMMENDS WHERE I(WE) DO NOT SPECIFY A CHOICE.

            FOR PARTICIPANTS IN THE RAYONIER INVESTMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES , THE RAYONIER SAVINGS PLAN FOR NON-BARGAINING HOURLY EMPLOYEES AT CERTAIN LOCATIONS, THE RAYONIER-JESUP MILL SAVINGS PLAN FOR HOURLY EMPLOYEES AND THE RAYONIER-FERNANDINA MILL SAVINGS PLAN FOR HOURLY EMPLOYEES: As to those Common Shares of Rayonier, if any, that are held for me in any aforementioned Plan, by signing this card, I instruct the Trustee of such Plan to sign a proxy for me in substantially the form set forth on the reverse side.

THE TRUSTEE SHALL MARK THE PROXY AS I
SPECIFY. BY SIGNING THIS CARD, I
INSTRUCT THE TRUSTEE TO MARK THE PROXY            RAYONIER
AS THE BOARD OF DIRECTORS RECOMMENDS              P.O. BOX 11027
WHERE I DO NOT SPECIFY A CHOICE.                  NEW YORK, N.Y. 10203-0027

(Continued and to be dated and signed on the reverse side)

RAYONIER                                           VOTE BY TELEPHONE OR INTERNET
                                                   24 HOURS A DAY, 7 DAYS A WEEK

        TELEPHONE                 INTERNET                       MAIL
     1-800-575-6441   http://proxy.shareholder.com/ryn

Use any touch-tone        Use the Internet to vote    Mark, sign and date your
telephone to vote your    your proxy. Have your       proxy card and return it
proxy. Have your proxy    proxy card in hand when     in the postage-paid
card in hand when you     you access the website.     envelope we have provided.
call. You will be         You will be prompted to
prompted to enter your    enter your control
control number, located   number, located in the
in the box below, and     box below, to create an
then follow the simple    electronic ballot.
directions.

Your telephone or Internet vote            -------------------------------------
authorizes the named proxies to vote       IF YOU HAVE SUBMITTED YOUR PROXY BY
your shares in the same manner as if you TELEPHONE OR THE INTERNET THERE IS NO marked, signed and returned the proxy NEED FOR YOU TO MAIL BACK YOUR PROXY.
card.                                      -------------------------------------


                                                    ----------------------------

CALL TOLL-FREE TO VOTE o IT'S FAST AND CONVENIENT        CONTROL NUMBER FOR
-------------------------------------------------   TELEPHONE OR INTERNET VOTING
                1-800-575-6441                      ----------------------------
-------------------------------------------------

                     DETACH PROXY CARD HERE IF YOU ARE NOT
                         VOTING BY TELEPHONE OR INTERNET
--------------------------------------------------------------------------------

1. Election of Directors

     FOR all nominees |X|  WITHHOLD AUTHORITY to vote     |X|  *EXCEPTIONS |X|
     listed below          for all nominees listed below.

   The Board of Directors recommends a vote "FOR" the nominees listed below:

   Nominees: 01 - Rand V. Araskog, 02 - W. Lee Nutter, 03 - Nicholas L. Trivisonno.

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

   *Exceptions _________________________________________________________________

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

                                                     CHANGE OF ADDRESS AND
                                                     OR COMMENTS MARK HERE |X|

                                                  Please sign name exactly as it
                                                  appears on this card. Joint
                                                  owners should each sign.
                                                  Attorneys, trustees,
                                                  executors, administrators,
                                                  conservators, custodians,
                                                  guardians or corporate
                                                  officers should give full
                                                  title.

                                                  DATE:_________________________

                                                  SIGNATURE_____________________

                                                  SIGNATURE_____________________

PLEASE SIGN, DATE AND RETURN THIS PROXY IN        VOTES MUST BE INDICATED
THE ENCLOSED POSTAGE PREPAID ENVELOPE.            (X) IN BLACK OR BLUE INK. |X|

--------------------------------------------------------------------------------

               ^               PLEASE DETACH HERE               ^

                 YOU MUST DETACH THIS PORTION OF THE PROXY CARD
                  BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE